EXHIBIT 5.1



                                                   November 7, 1996

          Board of Directors of
          Consolidated Cigar Holdings Inc.
          5900 North Andrews Avenue
          Suite 700
          Fort Lauderdale, Florida 33309-2369

                  Re:  Consolidated Cigar Holdings Inc.
                       Registration Statement on Form S-8

          Ladies and Gentlemen:

                  We have acted as special counsel to Consolidated Cigar Holdings Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 3,000,000 shares (the "Shares") of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Common Stock"), to be issued pursuant to or reserved for issuance under the Consolidated Cigar Holdings Inc. 1996 Stock Plan (the "Stock Plan").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

                  In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-8 (the "Registration Statement") to bed with the Securities and Exchange Commission (the "Commission") on November 7 1996 under the Securities Act; (ii) the Stock Plan; (iii) the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and the Amended and Restated By-Laws (the "By-Laws") of the Company, in each case as amended to the date hereof; (iv) certain resolutions of the Board of Directors of the Company dated August 14, 1996 relating to the adoption of the Stock Plan and the issuance of the Shares; (v) certain resolutions of the sole stockholder of the Company dated August 14, 1996 approving the Stock Plan; and (vi) a specimen certificate evidencing the Class A Common Stock. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

                  In rendering the opinions set forth below, we have assumed that prior to the issuance of any Shares, the Company and the relevant optionee will have duly entered into stock option agreements in accordance with the board resolutions examined by us.

                  Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any other jurisdiction other than the General Corporation Law of the State of Delaware.

                  Based upon and subject to the foregoing, we are of the opinion that the issuance and sale of the Shares have been duly authorized and when (i) the Registration Statement becomes effective and (ii) certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Class A Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the plan participants at a price per share not less than the per share par value of the Class A Common Stock as contemplated by the Stock Plan, the Shares will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under Item 5, Interests of Named Experts and Counsel, of the Registration Statement. In giving these consents, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                        Very truly yours,

                                        Skadden, Arps, Slate,
                                         Meagher & Flom LLP